                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A/A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

                             AVIS RENT A CAR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                           (STATE OF INCORPORATION OR
                                 ORGANIZATION)
                                   11-3347585
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                              900 OLD COUNTRY ROAD
                          GARDEN CITY, NEW YORK 11530
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A(C)(1) PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A(C)(2) PLEASE CHECK THE FOLLOWING BOX. [ ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS                            NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                            EACH CLASS IS TO BE REGISTERED

COMMON STOCK, PAR VALUE $.01                   NEW YORK STOCK EXCHANGE
PER SHARE
(TITLE OF CLASS)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Registrant's Common Stock, par value $.01 per share, is contained in the Registrant's Registration Statement on Form S-1, as amended (Registration Statement No. 333-28609), initially filed with the Securities and Exchange Commission (the "Commission") on June 6, 1997, under the caption "Description of Capital Stock," which description is incorporated herein by reference.


ITEM 2.  EXHIBITS.

         The securities to be registered are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with
Part II to the instructions as to exhibits to a Registration Statement on Form 8-A have been duly filed with the NYSE:

1. The Registrant's Registration Statement on Form S-1, as amended (No. 333-28609), initially filed with the Securities and Exchange Commission on June 6, 1997, including all amendments thereto.

2.       Form of Amended and Restated Certificate of Incorporation of
         Registrant.

3.       Form of Amended and Restated By-Laws of Registrant.

4.       Specimen of Registrant's Common Stock Certificate.*

-----------------------
*  Previously filed.

                                    SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              AVIS RENT A CAR, INC.



                                              By:      /s/ John H. Carley
                                                       ------------------------
                                              Name:    John H. Carley
                                              Title:   Executive Vice President
                                                       and General Counsel

Dated:  September 22, 1997


                                       3